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                                                                    Exhibit 99.1

         [LOGO]                                   1700 South Patterson Boulevard
          NCR                                     Dayton, OH 45479
Transforming Transactions
   into Relationships                             NEWS RELEASE

For media information:                             For investor information:

John Hourigan                                      Gregg Swearingen
NCR Corporation                                    NCR Corporation
(937) 445-2078                                     (937) 445-4700
john.hourigan@ncr.com                              gregg.swearingen@ncr.com

For Release on April 9, 2003

       NCR Expects First-Quarter Performance to Exceed Expectations

       DAYTON, Ohio - NCR Corporation (NYSE: NCR) today announced that operating results for the quarter ended March 31, 2003, are expected to exceed expectations. NCR expects its first-quarter loss to be less than $0.30 per share as compared to analysts' first-quarter consensus expectation of a loss of $0.48 per share according to First Call. Revenue for the first quarter of 2003 is expected to be approximately $1.23 billion, in line with analysts' expectations, down 1 percent from the first quarter of 2002.

       "Although the uncertainty of the economic environment limits visibility for the remainder of the year, our operational performance in the first quarter reinforces our confidence that we will meet analysts' current consensus expectations for full-year 2003," said Mark Hurd, chief executive officer and president of NCR.

       More detailed information regarding the first quarter will be provided when NCR reports its finalized operating results on April 24, 2003. Chief Executive Officer and President Mark Hurd and Senior Vice President and Chief Financial Officer Earl Shanks will discuss the company's first-quarter results during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR's Web site at http://investor.ncr.com/.

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About NCR Corporation

       NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship TechnologyTM solutions that maximize the value of customer interactions. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

Note to Investors

       This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

       In addition to the factors discussed in this release, other risks and uncertainties include: the duration and intensity of the economic downturn and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point of service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation and Financial Self Service solutions; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain

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skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; and continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.